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                                                                 Exhibit 10.01



                              EMPLOYMENT AGREEMENT

         This is an agreement between Cardinal Health, Inc., an Ohio corporation (the "Company" ) and Robert J. Zollars (the "Executive"), dated as of the 10th day of February, 1998.

         1. Employment Period. The Company shall employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement, for the period commencing on February 10, 1998 (the "Effective Date") and ending on the third anniversary of the Effective Date (the "Employment Period").

         2. Position and Duties. (a) During the Employment Period, the Executive shall be employed by the Company, and shall perform such duties and responsibilities of an executive nature as may be determined from time to time by the Company's Board of Directors (the "Board") or its lawfully designated representative.

         (b) During the Employment Period, the Executive shall devote his full time and attention to the business and affairs of the Company, and shall use his best efforts to promote and establish the business of the Company and to carry out faithfully and efficiently the responsibilities assigned to him under this Agreement. It shall not be considered a violation of the foregoing for the Executive to (i) serve on corporate boards with the approval of Cardinal, (ii) serve on civic or charitable boards or committees, and (iii) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities under this Agreement.

         3. Compensation. (a) Base Salary. During the Employment Period, the Company shall pay the Executive a base salary (the "Base Salary") at an annual rate of $356,250, payable in accordance with the Company's payroll practices for management personnel, as in effect from time to time (but not less frequently than monthly). During the Employment Period, the Base Salary shall be reviewed for possible increase annually in accordance with the Company's normal payroll practices for management personnel. Any increase in the Base Salary shall not limit, expand or reduce any other obligation of the Company under this Agreement.

         (b) Annual Bonus. In addition to the Base Salary, during the Employment Period the Executive shall be eligible to receive annual bonuses (each, regardless of whether for a 12-month period or a different period, an "Annual Bonus") pursuant to this Section 3(b). The Annual Bonus shall be determined and paid at the sole discretion of the Company pursuant to the terms and conditions of the Company's standard Management Incentive Plan as in effect from time to time, or any successor thereto (the "MIP"), with an MIP potential equal to 85 percent of the Base Salary.

         (c) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in the group health, life, disability insurance, retirement savings and other employee benefit plans (collectively, "Group Plans") generally offered to the Company's employees in accordance with the standard terms and conditions of such plans as in effect from time to time. In addition, the Executive shall be eligible to participate in the Company's Equity Incentive Plan or any successor thereto (the "Cardinal Stock Plan"), although the actual awards and benefits, if any, to be granted to the Executive thereunder shall be in the sole discretion of the Compensation and Personnel Committee of the Company's Board of Directors. The Employee shall at all times comply with the Company's policies on option exercises and the selling and buying of Company stock.

         (d) Expenses. The Company shall reimburse the Executive for all reasonable business expenses incurred by the Executive in the performance of his services hereunder for the Company, which expenses shall be substantiated to the reasonable satisfaction of the Company, in a manner similar to that


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applicable to other management personnel of the Company, and the Executive shall provide all necessary records to reflect the reasonable business expenses incurred.

         (e) Vacation. During the Employment Period, the Executive shall be entitled to annual paid vacations as provided in the Company's vacation policy as in effect as of the Effective Date, as it may be revised thereafter from time to time.

         4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means the illness or disability of the Executive which prevents or hampers the performance of his obligations hereunder, and which continues for a consecutive period of one hundred and twenty (120) days or longer or an aggregate period of one hundred and eighty (180) days or longer, in either instance during the Employment Period. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective upon receipt of such notice by the Executive (the "Disability Effective Date").

         (b) By the Company. (iv) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" shall mean (A) fraud, misappropriation, embezzlement or material misconduct on the part of the Executive, (B) the Executive's (x) failure to substantially perform his duties for the Company when and to the extent requested by the Board or its lawfully designated representative to do so and (y) failure to correct same within five (5) business days after notice from the Board or its lawfully designated representative requesting the Executive to do so, or (C) the Executive's breach of any material provision of this Agreement, the Certificate of Compliance with Company Policies then applicable to management personnel of the Company, or other agreements between the Executive and the Company and such breach continues for a period of five (5) business days after notice from the Board or its lawfully designated representative of such breach.

         (v) A termination of the Executive's employment by the Company without Cause shall be effected by giving the Executive five (5) business days written notice of the termination.

         (c) Good Reason. (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

              (A) the assignment to the Executive of duties inconsistent in any material respect with Section 2(a) of this Agreement, other than any such action that is remedied by the Company within five (5) business days after receipt of notice thereof from the Executive;

              (B)    any failure by the Company to comply with any provision of
         Section 3 of this Agreement other than any such failure that is remedied by the Company within five (5) business days after receipt of notice thereof from the Executive; or

              (C) if prior to December 1, 2000 (the "Trigger Date"), the Executive and the Company are unable to mutually agree upon the terms of continued employment after the Employment Period (including, without limitation, the Executive's position and duties with the Company) and provided the term of this Agreement has not been terminated prior to the Trigger Date, then the Executive may terminate this Agreement for Good Reason.

         (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by


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the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given); provided, that such a termination of employment shall not become effective if the Company shall have substantially corrected the circumstance giving rise to the Notice of Termination within such period. Notwithstanding the foregoing, a Trigger Notice shall become effective on the last day of the Employment Period, unless agreed in writing to the contrary by the Executive and the Company and, for all purposes hereof (including for purposes of Section 5(b) hereof), a termination of employment under Section 4 (c) (i) (C) shall be deemed a termination for Good Reason during the Employment Period.

         (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

         (d) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is effective, the date on which the Company gives the Executive notice of a termination of employment without Cause, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

         5. Obligations of the Company upon Termination. (a) Death, Disability, Cause; Without Good Reason. If, during the Employment Period, the Executive's employment is terminated because of death, Disability, for Cause, or by the Executive without Good Reason, then the Executive shall not be entitled to any compensation provided for under this Agreement, other than Base Salary through the Termination Date, benefits under any long-term disability insurance coverage in the case of termination because of Disability, and (without limiting the provisions of Section 6 hereof) vested benefits, if any, required to be paid or provided by law.

         (b) Without Cause; Good Reason. If, during the Employment Period, the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason (collectively, an "Eligible Termination"), the Executive shall not be entitled to any compensation provided for under this Agreement except as set forth in the following three sentences. If the Eligible Termination occurs prior to the second anniversary of the Effective Date, then the Company (i) shall continue to pay the Executive his Base Salary, at the rate then in effect, for and with respect to the period beginning on the date of such termination of employment and ending on the last day of the Employment Period (hereinafter, the "Continuation Period") in the same manner as specified in
Section 3(a) hereof; (ii) shall pay the Executive, in lieu of annual bonuses pursuant to Section 3(b), an annual amount equal to the Executive's most recent previous annual bonus actually paid at the same time and in the same manner as such annual bonuses would have been paid during the Continuation Period pursuant to Section 3(b). If the Eligible Termination occurs on or after the second anniversary of the Effective Date, then the Company (i) shall continue to pay the Executive his Base Salary, at the rate then in effect, for and with respect to the period beginning on the date of such termination of employment and ending on the first anniversary of such date; and (ii) shall pay the Executive, in lieu of an annual bonus pursuant to Section 3(b), an amount equal to the Executive's most recent previous annual bonus actually paid at the same time and in the same manner as such annual bonus would have been paid had the Executive continued to be employed by the Company during such one year period. In addition, and irrespective of whether the Eligible Termination occurred prior to, on or after the second anniversary of the Effective Date, the Company shall, with respect to each employee stock option and restricted share granted to the Executive on or prior to the Effective Date that remains outstanding but has not vested as of the date of such Eligible Termination in accordance with its terms, either (A) cause such options and restricted shares to become fully vested as of the date of such Eligible Termination, or (B) arrange for the Executive to enjoy a status such that such options and restricted shares continue to vest in accordance with their terms in the same manner as would have occurred if the Executive had remained employed under this Agreement, as the Company shall elect.



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         6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to Section 10(f), shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.



         7. Confidential Information; Business Interference; Noncompetition; Inventions. (a) Both during his association with the Company or the Affiliated Companies (as defined below) and at all times thereafter, Executive shall not disclose to anyone else, directly or indirectly, any confidential, proprietary or business-sensitive information or trade secrets concerning or relating to the business of the Company or the Affiliated Companies (collectively, "Confidential Information") or use, or permit or assist, by acquiescence or otherwise, anyone else to use, directly or indirectly, any such Confidential Information. "Confidential Information" is information not generally known to the public and which, if released to unauthorized persons, could be detrimental to the reputation or business interests of the Company or the Affiliated Companies or parties with which the Company or the Affiliated Companies contract, or which could permit such unauthorized persons to benefit improperly. Examples of Confidential Information include, but are not limited to, the following: strategic business plans; computer materials such as software programs or documentation; information concerning the Company's and the Affiliated Companies' customers and potential customers, including their identities, contact persons, requirements, preferences, pricing or contract terms; marketing and sales information; research and development plans or data; budgets and unpublished financial statements; pricing information and cost data; information concerning the skills and compensation of other employees of the Company or the Affiliated Companies; and information concerning the suppliers of the Company and the Affiliated Companies. The foregoing restrictions shall not apply to disclosure of information by the Executive as may be required in the proper conduct of his duties on behalf of the Company or the Affiliated Companies or as may be specifically authorized in writing by the Company's chief executive officer, president, or chief financial officer. Upon termination of employment with the Company for any reason, Executive shall promptly deliver to the Company all property belonging to the Company and the Affiliated Companies and shall not retain any copies or reproductions of correspondence, reports, proposals, lists, computer programs or files, or other information relating in any way to the affairs of the Company or the Affiliated Companies.

         (b) Both during his association with the Company and at all times thereafter, Executive shall not take any action which is intended to or would disparage or diminish the reputation of the Company or the Affiliated Companies. In addition, while associated with the Company and for a period of two (2) years after expiration or termination of employment or other association with the Company, Executive shall not directly or indirectly, employ, contact concerning employment, or participate in any way in the recruitment for employment (whether as an employee, officer, director, agent, consultant or independent contractor) of any person who was or is at any time during the previous 12 months an employee, representative, officer, or director of the Company or any of the Affiliated Companies.

         (c) During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Board, engage in or become associated with a Competitive Activity. For purposes of this Section 7(c): (i) the "Noncompetition Period" means (A) the period during which the Executive is employed by the Company, plus (B) one year; (ii) a "Competitive Activity" means any business or other endeavor, in the United States or Canada or any other country, of a kind then being conducted by the Company or any of the Affiliated Companies in such country; and (v) the Executive shall be considered to have become "associated with a Competitive Activity" if he becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative


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capacity with any individual, partnership, corporation, other organization or entity that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments during the Employment Period in not more than five percent of the equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market. Should this provision be unenforceable in any jurisdiction because it is deemed too broad, as to time, area, subject matter, or otherwise, this provision shall be deemed modified to the extent necessary to be enforceable in such jurisdiction.

         (d) As special consideration for the Executive's agreement to be bound by the provisions of Section 7(c), the receipt and adequacy of which is hereby confirmed and acknowledged, he is receiving, as of the Effective Date, a special grant of stock options and restricted shares pursuant to the Cardinal Stock Plan.

         (e) All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by the Executive, whether by himself or jointly with others, from the date of the Executive's initial employment by the Company and continuing until the end of the Employment Period and any subsequent period when the Executive is employed by the Company or any of the Affiliated Companies, relating or pertaining in any way to his employment with or the business of the Company or any of the Affiliated Companies, shall be promptly disclosed in writing to the Board and are hereby transferred to and shall redound to the benefit of the Company, and shall become and remain its sole and exclusive property. The Executive agrees to execute any assignments to the Company or its nominee, of his entire right, title and interest in and to any such discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries. The Executive further agrees, during and after the Employment Period, to cooperate to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this Agreement, but all necessary expenses thereof shall be paid by the Company.

         (f) The Executive acknowledges and agrees that the Company's remedy at law for any breach of the Executive's obligations under this Section 7 would be inadequate and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of such Section without the necessity of proof of actual damage. With respect to any provision of this Section 7 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination.

         8. Successors. (g) This Agreement is personal to the Executive, and he may not assign any interest herein in any manner whatsoever. Any purported assignment by the Executive shall be void.

         (h) In addition to assignments by operation of law, the Company shall have the right to assign this Agreement to any person, firm or corporation, controlling, controlled by or under common control with the Company (including without limitation any of the Affiliated Companies), or acquiring substantially all of its assets, but such assignment shall not release the Company from its obligations under this Agreement.

         9. Miscellaneous. (a) The provisions of Sections 5, 6, 7, 8, and 9 of this Agreement shall survive any expiration or termination of this Agreement.

         (b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or


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modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (c) All notices, requests, consents and other communications required or provided under this Agreement shall be in writing and shall be deemed sufficient if delivered by facsimile, overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and shall be effective upon delivery as follows:

         If to the Executive:
         --------------------
         Robert J. Zollars
         5555 Glendon Court
         Dublin, Ohio 43016

         Facsimile:  (614) 717-8676


         If to the Company:
         ------------------
         Cardinal Health, Inc.
         5555 Glendon Court
         Dublin, Ohio  43016
         Attention:  General Counsel

         Facsimile:  (614) 717-8919


Either party may change the address and/or facsimile number to which notices are to be sent to that party by giving written notice of such change of address to the other party in the same manner above provided for giving notice.

         (d) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective, but only to the extent of such prohibition or unenforceability, without invalidating the other provisions hereof or without affecting the validity or enforceability of such provision in any other jurisdiction.

         (e) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

         (f) As of the Effective Date, this Agreement shall constitute the entire agreement between the parties relative to the subject matter contained herein, superseding, canceling and replacing all prior agreements. No promises, covenants or representations of any character or nature other than those expressly stated herein have been made to induce either party to enter into this Agreement. This Agreement shall not be modified, waived or discharged except in writing duly signed by each of the parties or their authorized assignees.

         (g) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement except to the extent any other party hereto is materially prejudiced by such failure.

         (h) The term "Affiliated Companies" means all companies controlled by, controlling or under common control with the Company.


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         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                       /s/ ROBERT J. ZOLLARS
                                       ------------------------------
                                       Robert J. Zollars


                                       CARDINAL HEALTH, INC.


                                       By /s/ GEORGE H. BENNETT, JR.
                                       ------------------------------

                                       Title Executive Vice President
                                       ------------------------------